                                                                      Form CM44A

I hereby  certify  that these are the new  Articles  of  Association  which were submitted to a General  Meeting of EGOLI GAS  (PROPRIETARY)  LIMITED held on the
18th day of August  2000 and which were  approved by special  resolution  of the
Company passed on the said date at the said meeting.

18 August 2000

Chairman of Meeting

                                            ARTICLES OF ASSOCIATION
                                      OF A COMPANY HAVING A SHARE CAPITAL

                                          Registration No. of Company
                                                2000/009367/07

Name of Company:

                                EGOLI GAS (PROPRIETARY) LIMITED ("the Company")

A.       The Articles of Table B contained in Schedule 1 to the Companies Act, 1973, (as amended) shall not apply to the Company.

B.                The Company's Articles are:

CONTENTS

1.       INTERPRETATION                                                                                  3
2.       ALLOTMENT OF SHARES                                                                             5
3.       ALTERATION OF CAPITAL                                                                           7
4.       ACQUISITION BY COMPANY OF OWN SHARES AND HOLDING COMPANY'S SHARES                              10
5.       PAYMENT TO MEMBERS                                                                             11
6.       VARIATION OF RIGHTS AND DEEMED MEMBERSHIP                                                      11
7.       SHARE CERTIFICATES AND SHARE TRANSFER FORMS                                                    12
8.       GENERAL MEETINGS                                                                               12
9.       PROXIES                                                                                        17
10.      RESOLUTIONS PASSED BY SIGNATURE OF ALL MEMBERS                                                 21
11.      RECORDS OF MEMBERS' RESOLUTIONS                                                                21
12.      THE BOARD                                                                                      22
13.      DIRECTORS' CESSATION OF OFFICE                                                                 24
14.      ALTERNATE DIRECTORS                                                                            25
15.      DIRECTORS' MEETINGS                                                                            27
16.      DIRECTORS' ROUND ROBIN RESOLUTIONS                                                             29
17.      RECORDS OF DIRECTORS' RESOLUTIONS                                                              29
18.      POWERS OF DIRECTORS                                                                            30
19.      DIVIDENDS                                                                                      32
20.      DISTRIBUTABLE RESERVES AND CAPITALISATION                                                      32
21.      NOTICES TO MEMBERS                                                                             33
22.      VALIDITY OF ACTS                                                                               33
23.      DIRECTOR'S INDEMNITY                                                                           34
24.      PRIVATE COMPANY PROVISIONS                                                                     35
25.      TRANSFERS OF SHARES                                                                            36
26.      RESTRICTIONS ON TRANSFER                                                                       36
27.      THE "A" SHARE                                                                                  37

1.       INTERPRETATION

         In these Articles of Association and unless the context requires otherwise:

1.1      words importing any one gender shall include the other two genders;

1.2      the singular shall include the plural and vice versa;

1.3      a reference to natural persons shall include created entities (corporate or unincorporate) and vice versa;

1.4      any word which is defined in the Companies Act, 1973 (as amended) and is not defined in 1.8, shall bear that statutory meaning in these Articles of Association;

1.5      any word, phrase or sentence which is not defined in the Companies Act, 1973 (as amended) or in 1.8, shall bear its usual meaning;

1.6      each term, power or authority shall be given the widest possible interpretation;

1.7      the headings have been inserted for convenience only and shall not be used for or assist or affect the interpretation of these Articles of Association;

1.8      each of the following words and expressions shall have the meaning stated opposite it and cognate expressions shall have a corresponding meaning, namely:

1.8.1    "Act"                                means the Companies Act, 1973 as amended from time to
                                              time or substitutions therefor from time to time;

1.8.2    ""A" Share"                          means the Share designated as the "A" Share in the
                                              capital of the Company;

1.8.3    "Alternate"                          means any person (who need not be a Director) who
                                              represents another Director at a Board meeting in
                                              accordance with these Articles;

1.8.4    "Articles"                           means these articles of association as amended or
                                              substituted from time to time;

1.8.5    "the Board"                          means the board of Directors of the Company;

1.8.6    "Business Day"                       means a day (other than Saturday, Sunday or a public
                                              holiday in South Africa) on which commercial banks are
                                              open for clearing services in Johannesburg;

1.8.7    "Cinergy"                            means Cinergy South Africa Investments 1 BV and
                                              includes its successors in title and assigns;

1.8.8    "Directors"                          means the directors for the time being of the Company
                                              or if there is only 1 (one) director, then that
                                              director;

1.8.9    "General Meeting"                    means any general meeting of the Company, including an
                                              annual general meeting of the Company, or any
                                              adjournment thereof, as the case may be;

1.8.10   "the Greater                         means a municipal council with such name created in
          Johannesburg                        accordance with the Local Government Transition Act
          Transitional                        No. 203 of 1993 and includes its successors and
          Metropolitan                        assigns;
          Council"

1.8.11   "HDI"                                means Hunkdory Investments 28 (Proprietary) Limited, a
                                              company registered under the laws of South Africa,
                                              registration number 2000/016430/07;

1.8.12   "Member"                             means the registered holder of a Share or a subscriber
                                              to the Company's Memorandum and Articles;

1.8.13   "Memorandum"                         means the Company's memorandum of association for the
                                              time being in force;

1.8.14   "Ordinary Shares"                    means the shares designated as the ordinary shares in
                                              the capital of the Company;

1.8.15   "Office"                             means the registered office for the time being of the
                                              Company;

1.8.16   "Qualifying Threshold"               has the meaning ascribed to it in 12.3;

1.8.17   "Register"                           means the register of Members kept by the Company in
                                              accordance with the provisions of the Act;

1.8.18   "Secretary"                          means the secretary for the time being of the Company
                                              or any person authorised to act in his place,
                                              including a person authorised by the Directors to
                                              carry out any duties of the secretary;

1.8.19   "Share"                              means any share in the capital of the Company and
                                              includes the "A" Share and the Ordinary Shares;

1.8.20   "South Africa"                       means the Republic of South Africa.

1.9      Notwithstanding any provision of these Articles or the Memorandum and notwithstanding the omission of any provisions from these Articles, the Company may do anything which the Act empowers the Company to do if so authorised by its Articles and this shall be such authority.

2.       ALLOTMENT OF SHARES

2.1      Subject to the provisions of the Act, any Shares in the authorised but unissued capital of the
         Company from time to time may be allotted by the Company to such persons at such times on such terms and conditions and with such preferred, deferred or other rights and with such restrictions in regard to dividends, voting, return of share capital or otherwise as the
         Company in General Meeting may determine.

2.2      The Company in General Meeting may delegate to the Directors to such extent and on such conditions as the Company may in its sole discretion deem fit, the power conferred on the Company in terms of 2.1 to prescribe to whom, at what time or times, on what terms and conditions, and with what rights and restrictions any unissued Shares or certain specified unissued
         Shares may be issued.

2.3      Subject to the provisions of the Act, any preference Share may be allotted by the Directors on the condition that it shall be redeemed in accordance with the terms and conditions attached to it or at the option of the Company.

2.4      All the Shares of one class which are allotted from time to time shall rank pari passu in every respect with the other Shares of the same class.

2.5      The Company in General Meeting may authorise the Directors to grant an option(s) to any person(s) to subscribe for any Share(s) in the Company upon such terms and conditions as the Company in
         General Meeting or the Directors may determine.

3.       ALTERATION OF CAPITAL

3.1      Subject to the provisions of the Act and the Articles, and in respect of any class of Shares, the provisions of 6, the Company may by special resolution:

3.1.1    increase:

3.1.1.1  its authorised share capital which consists of Shares having a par value by an amount divided into a specified number of new Shares;

3.1.1.2  its authorised share capital which consists of Shares of no par value by increasing the number of those Shares;

3.1.1.3  its share capital which consists of Shares of no par value by transferring reserves or profits to its stated capital with or without a distribution of Shares of no par value; or

3.1.1.4  the number of its issued Shares of no par value without an increase of its stated capital;

3.1.2    consolidate:

3.1.2.1  any or all of its existing Shares which are of par value into Shares of a larger par value than those existing Shares; or

3.1.2.2  any or all of its existing issued Shares which are of no par value by reducing the number of those existing issued Shares;

3.1.3    subdivide any or all of its existing Shares having a par value into Shares having a smaller par value than those existing Shares;

3.1.4    convert:

3.1.4.1  any or all of its authorised share capital and issued and paid-up share capital consisting of ordinary or preference Shares having a par value into stated capital consisting of Shares of no par value;

3.1.4.2  its stated capital consisting of ordinary or preference Shares of no par value into share capital consisting of Shares having a par value;

3.1.4.3  any or all of its Shares, into preference Shares which can be redeemed, subject to the provisions of  the Act;

3.1.4.4  any of its Shares, whether issued or not, into Shares of any other class or type;

3.1.5    cancel:

3.1.5.1  Shares of par value which, at the time of the passing of a special resolution for that purpose, have not been taken or agreed to be taken by anyone and reduce its authorised capital by the nominal amount of the Shares so cancelled; or

3.1.5.2  Shares of no par value which have not been taken or agreed to be taken by anyone;

3.1.6    vary the rights attaching to any Share issued or unissued.

3.2      The Company may by way of an ordinary resolution reduce in any way its issued share capital, share premium and/or capital redemption reserve fund, subject to such authorities, consents and requirements as may from time to time be stipulated by these Articles or any law.

4.       ACQUISITION BY COMPANY OF OWN SHARES AND HOLDING COMPANY'S SHARES

4.1      The Company may, if authorised by a special resolution, acquire Shares in the issued capital of the
         Company, subject to such authorities, consents and requirements as may from time to time be stipulated by these Articles, the Act or any other law.  Such approval may be a general authority or a specific authority for a specific transaction.  If such approval is given in the form of a general authority to the Directors, it shall be valid only until the next annual general meeting, but it may be varied or revoked by special resolution at any time prior to such annual general meeting.

4.2      If the Company is a subsidiary of another Company, the Company may, if authorised by a special resolution, acquire shares in the issued capital of its holding Company, subject to such authorities, consents and requirements as may from time to time be stipulated by these
         Articles, the Act or any other law, and if the shares of the Company's holding company are listed on the Johannesburg Stock Exchange or any other stock exchange then such acquisition shall also be subject to the rules of such stock exchange(s).  Such approval may be a general authority or a specific authority for a specific transaction.  If such approval is given in the form of a general authority to the Directors it shall be valid only until the next annual general meeting and in any event for no longer than 15
         (fifteen) months from the date of its passing, but it may be varied or revoked by a special resolution at any time prior to such annual general meeting.

5.       PAYMENT TO MEMBERS

         The Company may make payments to the Members of the Company subject to the provisions of section 90 of the Act.

6.       VARIATION OF RIGHTS AND DEEMED MEMBERSHIP

6.1      If at any time the issued share capital is divided into different classes of Shares, the rights attached to any class, unless otherwise provided by the terms of issue of that class, may not be varied except with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanction of a resolution passed at a separate
         General Meeting of the holders of Shares of that class, and the provisions of section 199 of the Act and the provisions of these Articles shall mutatis mutandis apply to the said resolution and meeting as if the resolution were a special resolution and the meeting were a General Meeting of the Company.  Notwithstanding the foregoing, the quorum of such a meeting shall be at least 2 (two) Members, or 75% (seventy-five per centum) of the Members of that class, whichever is the lesser, present in person or by their representatives, agents or proxies, holding at least one half of the issued Shares of that class.  A Share shall be a Share of a different class from another Share if the 2 (two) Shares do not rank pari passu in every respect.

6.2      The Company shall enter in the Register as a Member, nomine officii, the name of anyone who submits proof of his appointment as:

6.2.1    the liquidator (provisional or final) of a body corporate which is a Member and has been placed
         under liquidation;   or

6.2.2    the judicial manager (provisional or final) of a body corporate which is a Member and has been placed under judicial management;

6.2.3    and thereupon that person shall be deemed for the purpose of these Articles to be a Member.

7.       SHARE CERTIFICATES AND SHARE TRANSFER FORMS

7.1      The certificate of title to a Share shall be issued in the manner and form and signed in the manner determined by the Directors.

7.2      All Shares which rank pari passu in every respect shall be numbered in numerical progression and be distinguished by their appropriate numbers.

7.3      Every share certificate for a Share which does not fall under 7.2 shall be numbered in numerical progression, be distinguished by its appropriate number and bear any endorsement required by the Act.

7.4      The form for the transfer of a Share shall be in writing in a form approved by the Directors and shall be signed, if there are no statutory provisions to the contrary, by the transferor and the transferee in the manner approved by the Directors who nevertheless may waive the signature of the transferee.

7.5      The transferor of a Share shall be deemed to remain a Member until the name of the transferee is entered in the Register in respect of that Share.

8.       GENERAL MEETINGS

8.1      Subject to the provisions of the Act:

8.1.1    not less than 21 (twenty-one) clear days' notice in writing of an annual general meeting or of a
         General Meeting at which a special resolution is to be proposed shall be given to all Members, provided that Members may waive or consent to short notice of General
         Meetings in accordance with the provisions of the Act;

8.1.2    not less than 14 (fourteen) clear days' notice in writing of any other General Meeting shall be given to all Members.

8.2      The notice of a General Meeting shall state :

8.2.1    the place, day and hour of that General Meeting (all of which shall be determined by the Directors);

8.2.2    in the case of a General Meeting at which business other than "routine business" is to be transacted, the general nature of that business.  For the purposes of this Article,
         "routine business" means the following business at a General Meeting:

8.2.2.1  consideration of the Company's annual financial statements;

8.2.2.2  the declaration or confirmation of the declaration of a dividend;

8.2.2.3  determination of the remuneration of the auditors or the manner in which such remuneration is to be determined.

8.3      Subject to the provisions of the Act no business shall be transacted at any General Meeting unless a quorum of Members is present at the time when the Meeting proceeds to business.

8.3.1    Two (2) Members or one (1) Member holding at least one half of the issued Shares, entitled to vote and present in person or by proxy, shall be a quorum, provided that the holder of the "A" share shall be one (1) of the Members present in person or by proxy.

8.3.2    A Company or other body corporate represented at a General Meeting by its duly appointed representative shall be deemed to be personally present at the General Meeting and such representative shall enjoy all the powers conferred upon a representative under the provisions of section 188 of the Act.

8.3.3    If within half an hour after the time appointed for such General Meeting a quorum is not present, the General Meeting shall stand adjourned to the date 7 (seven) days after such date at the same place, and if at such adjourned General Meeting a quorum is not present within half an hour after the time appointed for the General Meeting, the
         Members present in person or by proxy shall be a quorum for that adjourned General Meeting.

8.3.4    No business shall be transacted at a General Meeting unless a quorum is present at the commencement of and throughout the General Meeting.

8.4      The chairman of the Board (or in his absence then his Alternate), shall be the chairman of a General
         Meeting.

8.5      If there is no chairman of the Board, or if at a General Meeting the chairman of the Board of
         Directors is not willing to act or is not present within 10 (ten) minutes after the time appointed for the holding of that General Meeting then the Directors who are at that
         General Meeting shall choose one of them to be chairman of the General Meeting, or if no
         Director is present or if all the Directors present at that General Meeting refuse to act as the chairman of that General Meeting, then the Members present at it shall choose a person who is present to be the chairman of that General Meeting.

8.6      Subject to the provisions of the Act, the chairman of a General Meeting, with the consent of that
         General Meeting, may adjourn it from time to time and from place to place.

8.7      No business shall be transacted at any adjourned General Meeting other than the business left unfinished at the General Meeting at which that adjournment took place.

8.8      Subject to any special conditions as to voting on which any Share is allotted:

8.8.1    on a show of hands at a General Meeting, each Member who is entitled to vote on a resolution proposed at that General Meeting and is an individual who is present in person or by proxy, or who is a Company or body corporate which is deemed to be present and whose representative is not himself a Member entitled to vote at that General
         Meeting, shall have only 1 (one) vote on that resolution;

8.8.2    on a poll at a General Meeting, each Member who is entitled to vote on a resolution proposed at that
         General Meeting and is an individual who is present in person or is represented by a proxy, or who is a Company or a body corporate which is deemed to be present or is represented by a proxy, shall have 1 (one) vote on that resolution for each
         Share of which that Member is the registered holder.

8.9      At any General Meeting a resolution put to the vote of the Members shall, except in the case of a special resolution, be decided by a majority of votes. The number of votes required to approve a special resolution shall be the number required by the Act.

8.10     In the case of an equality of votes, the chairman of the General Meeting shall not, either on a show of hands or on a poll, have any casting vote in addition to the vote or votes to which he may be entitled as a Member.

8.11     Any person referred to in 6.2 may vote at any General Meeting in respect of each Share referred to in that Article as if he is its registered holder and if at least 2 (two) hours before the time for the holding of that General Meeting he satisfies the Directors that he is entitled to the transfer of that Share in terms of 6.2 or if the Directors have previously admitted his right to do so.

8.12     A poll may be demanded on any issue, save the election of the chairman, by:

8.12.1   the chairman;  or

8.12.2   not less than 5 (five) Members having the right to vote at the General Meeting;  or

8.12.3   a Member or Members representing not less than one-tenth of the total voting rights of all the
         Members having the right to vote at the General Meeting;  or

8.12.4   a Member or Members entitled to vote at the General Meeting and holding in aggregate not less than one-tenth of the issued share capital of the Company;

         and such demand may be made either before or immediately after the result of a show of hands is declared.

8.13     If a poll is duly demanded it shall be taken in such manner as the chairman shall decide and either at once, or, if the chairman shall think fit, after an interval or adjournment or otherwise, provided that a poll on the question of an adjournment shall be taken at the
         General Meeting, without adjournment.  No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuation of the General
         Meeting for the transaction of any business other than the question upon which the poll is demanded.

8.14     Where a Share is held jointly by 2 (two) or more Members any one of such persons may vote in person or by representative, proxy or agent as if such person were solely entitled to such Share, but if more than 1 (one) of the joint holders be present in person or by representative, proxy or agent, that one of the said persons whose name stands first in the Register in respect of such Share or the representative, proxy or agent of such person, as the case may be, shall alone be entitled to vote in respect of such Share.

9.       PROXIES

9.1      A proxy need not be a Member.

9.2      A Member may appoint more than one proxy.

9.3      The holder of a power of attorney given by a Member which authorises that holder to do so, may be a proxy in terms of that power of attorney and attend and vote for that Member at a General
         Meeting or may, if that power of attorney authorises him to do so, appoint a proxy to attend and vote for that Member at a General Meeting.

9.4      Subject to 9.3, the form appointing a proxy shall be in writing and in the case of a company or a body corporate, shall be signed in the manner which is binding on it in terms of its articles of association or constitution or general law in its jurisdiction of incorporation (if the terms are not described in its articles of association or constitution) as the case may be.

9.5      A proxy shall be entitled to speak and to vote on a show of hands and on a poll at a General Meeting.

9.6      Any power of attorney, or any form appointing a proxy and the power of attorney or other authority
         (if any) under which that form of proxy is signed (or a notarially certified copy of that power of attorney or other authority), shall be deposited at the Office not less than 15
         (fifteen) minutes before the time appointed for the holding of the General Meeting or adjourned General Meeting at which the person named in that power of attorney or proxy proposes to vote.

9.7      Any form appointing a proxy, whether for a specified General Meeting or otherwise:

9.7.1    need not be witnessed;

9.7.2    shall be so worded as to enable (or to require, if the Member so stipulates) the holder of that proxy to vote either for or against the resolutions to be proposed at the General
         Meeting at which it is to be used, or to abstain from voting in respect of any particular resolution;

9.7.3    shall be, as nearly as circumstances will permit, in the form set out below or in any other form permitted by the Act and approved by the Directors:

                           "EGOLI GAS
                           (PROPRIETARY) LIMITED ("the Company")
                           I/We

                           __________________________________________________of

                           ___________________________________________________
                           being a member of the Company, appoint

                           ____________________________________________________________________
                           and failing him the chairman of the meeting as my/our proxy to vote for me/us and on my/our behalf on a show of hands and/or on a poll at a general meeting of the
                           Company to be held at ________________________________________________________
                           on ___________________________ 20___, and at each adjournment thereof, as follows:

                           either -

                           1.       by my/our proxy casting his vote in accordance with my/our intention as indicated by an X marked in columns (A), (B) or (C) below, opposite the relevant resolution number:

                                                          (A)              (B)              (C)
                                                          In Favour        Against          Abstain from
                                                                                            Voting
              Resolution No. ...

              Resolution No. ...

              Resolution No. ...

                                   or -

                           2.       if columns (A), (B) and (C) are not marked with an X to indicate my/our intention regarding the voting on a particular resolution, then my/our proxy may vote or abstain from voting with regard to such resolution as my/our proxy deems fit.

                                   SIGNED this _____________________________________ 20_____.

                                   (Signature)  ____________________________________________

                                   A member entitled to attend and vote at the abovementioned meeting is entitled to appoint one or more proxies (none of whom need be a member of the Company) to attend and speak and vote at the abovementioned general meeting in place of that member.

9.8      Unless the contrary is stated thereon, the form appointing a proxy shall be valid for each adjournment of the General Meeting to which it relates.

9.9      Except insofar as the form appointing a proxy indicates otherwise, it shall be deemed to include:

9.9.1    the right to demand or join in demanding a poll;  and/or

9.9.2    except and to the extent to which the proxy is specially directed to vote for or against or to abstain from voting on any proposal, the power generally to act for the Member giving that proxy at the General Meeting in question.

10.      RESOLUTIONS PASSED BY SIGNATURE OF ALL MEMBERS

10.1     Subject to the provisions of the Act, any resolution, including a special resolution, in writing signed by all Members entitled to attend and vote at a General Meeting shall be as valid and effective as if it had been passed at a General Meeting properly held on the date on which the last signature to the resolution is affixed.

10.2     Such resolution may consist of several documents in the same form, each of which is signed, in terms of this Article, by one or more Members and shall be deemed (unless a statement to the contrary is made on that resolution) to have been passed on the date on which it was signed by the last Member doing so.

11.      RECORDS OF MEMBERS' RESOLUTIONS

11.1     The Directors shall cause a record to be made of the proceedings at every General Meeting, including all resolutions passed at every such General Meeting, and shall cause such record and all resolutions passed in terms of Article 10 to be inserted in a book provided for that purpose.

11.2     Any copy of any record or resolution referred to in 11.1, which purports to be signed by any
         Director or the Secretary, shall be prima facie evidence of the matters stated therein.

12.      THE BOARD

12.1     The first Directors of the Company shall be those persons appointed in writing by the subscribers;
         provided that if no such appointment has been made, the first Directors of the Company shall be the subscribers to the Memorandum.

12.2     HDI shall, for so long as it holds at least 5 (five) percent of the then issued Shares, and less than 10 (ten) percent of the then issued Shares, be entitled to appoint, remove and replace 1 (one) Director.

12.3     Subject to the provisions of 12.2, a Member shall, from time to time, have the exclusive right to appoint, remove and replace 1 (one) Director for each whole 10 (ten) per cent of the then issued Shares which it owns.  Each whole 10 (ten) per cent holding shall be referred to in this 12 as the "Qualifying Threshold".

12.4     If and whenever a Member ceases to own a number of Shares which, pursuant to the provisions of 12.2 or 12.3 gave rise to an entitlement to appoint a Director, and thereby (in the case of
         12.3) passes through a Qualifying Threshold for the appointment of a Director, it shall within 5 (five) days of such event procure the resignation and removal from the Board of the relevant number of Director(s).  The identity of the Director(s) resigning shall be determined by the Member concerned.  Such Member shall procure that each and every such
         Director shall deliver to the Company an executed letter acknowledging that he has no claim outstanding of any nature whatsoever against the Company whether for director's fees or compensation for wrongful dismissal or unfair dismissal or entitlement to any payment for redundancy or in respect of any other monies or benefits due to him from the Company arising out of such resignation.  If a Member fails to comply with the provisions of this
         12.4, the Directors appointed by the other Members may, by a written notice signed by a majority in number of such Directors and sent to the defaulting Member, thereby remove from office such number of Directors as should have resigned in accordance with the provisions of this 12.4.  Such notice shall identify and be sent to the Directors removed from office by such notice.

12.5     Until otherwise determined by the Company in General Meeting, the number of Directors shall not be less than 1 (one) or more than 10 (ten).

12.6     The remuneration of the Directors shall be determined from time to time by a General Meeting.

12.7     The Directors shall be refunded the travelling and other expenses incurred by them in and about the
         Company's business which are authorised by the Directors.

12.8     Subject to the provisions of the Act, a Director may be or become a Director or officer of any subsidiary of the Company or any company which is controlled by it or of which it is a member or in which it has a financial interest.

12.9     A Director may act, or any firm of which he is a member may act, in a professional capacity (other than that of auditor) for the Company and he or his firm shall be entitled to remuneration for those professional services.

12.10    No Director shall account to the Company for any remuneration or any other benefit, received by him or his firm, referred to in 12.6 and 12.9.

12.11    The Directors may exercise the voting rights conferred by the shares held by the Company in any other company or exercisable by them as directors of that other company in favour of any resolution appointing any of them as a director or officer of that other company.

12.12    A Director may vote in favour of the exercise of those voting rights, notwithstanding that he may be or is about to become a director or officer of that other company and therefore is or may become interested in the exercise of those voting rights.

12.13    Subject to the provisions of the Act, in particular sections 234 to 240 inclusive, a Director:

12.13.1  shall be included in the quorum for a meeting of Directors at which a resolution in which he is interested is proposed;

12.13.2  shall be entitled to vote on that resolution.

12.14    Notwithstanding any provision of these Articles, unless otherwise agreed by the Board, no Director shall be entitled to director's fees.

13.      DIRECTORS' CESSATION OF OFFICE

13.1     A Director shall cease to be a Director on the happening of any of the following events:

13.1.1   if his estate is finally sequestrated;

13.1.2   if he files a petition for the surrender of his estate as insolvent;

13.1.3   if he is placed under curatorship by any court of competent jurisdiction;

13.1.4   if he is removed under 13.2;

13.1.5   if he delivers a notice of his resignation at the Office with effect from the date on which that notice is delivered or any later date stated in that notice to which the Directors agree;

13.1.6   if his appointment is revoked by written notice in accordance with 12.4.

13.2     Notwithstanding the provisions of these Articles or of any contract between the Company and a
         Director, a General Meeting, by an ordinary resolution of which notice has been given in accordance with the Act, may remove a Director from office at any time.  On any such removal the Member who appointed such Director pursuant to 12.2 or 12.3 shall be entitled to appoint a different individual to fill such a vacancy.

13.3     A Director shall not be entitled to any compensation or damages as a consequence of any loss of office pursuant to this 13 but, nothing in this 13 shall be construed as depriving a
         Director removed under this 13 of compensation or damages which may be payable to him in respect of any termination of employment (if he is also an employee of the Company)
         occurring contemporaneously with the termination of his appointment as Director.

14.      ALTERNATE DIRECTORS

14.1     Each of the Directors shall be entitled by written notice to the Company to appoint and replace another person as his Alternate to the Board.  An Alternate is entitled to exercise all rights as fully and effectively as his appointor but shall automatically cease to hold office as an Alternate if his appointor revokes such appointment by written notice to the
         Company of if his appointor ceases to hold office as a Director for any reason
         whatsoever.   An Alternate need not be a Director.

14.2     Subject to his advising the Company of an address at which notices may be served upon him, each
         Alternate shall be entitled:

14.2.1   to receive notice, in terms of 15.3, of each meeting of Directors;

14.2.2   to attend each meeting of Directors;

14.2.3   in the absence of the Director to whom he is an Alternate, generally to exercise all the other rights of that Director at that meeting.

14.3     An Alternate may act as an Alternate to more than 1 (one) Director and in that event, shall be entitled:

14.3.1   at any meeting of Directors which he attends, to 1 (one) vote in respect of each Director to whom he is an Alternate and who is not present at that meeting;  or

14.3.2   to 1 (one) vote in respect of each Director to whom he is an Alternate on a resolution which he signs in place of each Director to whom he is an Alternate.

14.4     The Company may pay an Alternate any remuneration or expenses which could be paid to a Director, determined in terms of 12.6 or 12.9.

15.      DIRECTORS' MEETINGS

15.1     The Directors may meet, adjourn and otherwise regulate the holding of and the proceedings at their meetings as they deem fit, provided that a formal meeting of the Board at which a quorum is present shall be convened and held at least once every 3 months.

15.2     A Director may at any time, and the Secretary on the request of a Director shall, convene a meeting of Directors.

15.3     Not less than 5 Business Days' prior written notice of each and any meeting of the Board shall be given to the Directors unless a majority of the Directors agree otherwise in writing.  Any such notice shall be despatched by post, facsimile or e-mail, and if posted, shall be confirmed by facsimile or e-mail to the address of such Director within 24 hours of the time of posting such notice.  Every such notice shall be accompanied by a written agenda, specifying the business of such meeting unless all of the Directors (or their Alternates)
         agree otherwise in writing.  No business shall be transacted at any meeting of the Board except for the business specified in the agenda for such meeting.  A request for agenda items shall be made to each Director (or his Alternate) not less than 5 Business Days or such other period as a majority of the Directors (or their Alternates) may agree in writing before the notice convening the Board meeting is sent to each Director, and any item requested to be placed on the agenda by any Director (or his Alternate) shall be so placed.  Notice of meetings of Directors shall be given to all Directors whether or not they are in South Africa on the date on which notice is given.  A notice, given to a
         Director, shall be deemed to also have been given to that Director's Alternate.

15.4     The chairman of the Board shall be Mr Kevin J Chapman unless and until the Board and/or the Company in General Meeting appoints an alternative chairman.  If the chairman of the Board or his
         Alternate is not present at any meeting of Directors at the time appointed for holding that meeting, then the Directors present at that meeting shall choose one of them to be the chairman of that meeting.

15.5     The quorum necessary for the transaction of the business of the Board shall be a majority in number of all the then appointed Directors (and for the purposes of determining whether a quorum is present a Director shall be counted as present whether present in person or through an
         Alternate).  If a quorum is not present at the start of a meeting, the meeting shall stand adjourned until the same time on the following Business Day.  At such adjourned meeting the Directors present in person or through an Alternate shall constitute a quorum for the purposes of the adjourned meeting.  If a meeting is so adjourned, no changes to the agenda will be permitted at such adjourned meeting.  Under no circumstances will the Board be entitled to transact any business whatsoever if a quorum is not present.

15.6     Subject always to 15.5, decisions of the Board shall be made by the affirmative vote by poll of a majority of Directors present in person or through an Alternate at a meeting of the
         Board.  Each of the Directors (or his Alternate) shall have 1 (one) vote on any issue.

15.7     In the event of a deadlock or where there is an equality of votes on any resolution proposed at a meeting of Directors or which is to be signed in terms of 16, the chairman shall have a second or casting vote.

15.8     A meeting of Directors at which a quorum is present may exercise any of all of the powers for the time vested in or exercisable generally by the Directors under these Articles or the Act.

15.9     Any Director may participate in a meeting of the Directors by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participate in the meeting, and participation in a meeting by a Director in this manner shall be deemed to constitute presence in person by such Director at such meeting and such Director shall be entitled to vote and be counted in a quorum accordingly.  Such a meeting shall be deemed to take place at the place where the largest group of those Directors participating is assembled or, if there is no such group, where the chairman of the meeting is.

16.      DIRECTORS' ROUND ROBIN RESOLUTIONS

         A resolution in writing signed by all the Directors (or their Alternates) entitled to receive notice of a meeting of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held and may consist of several documents in the like form each signed by 1 (one) or more Directors.  A resolution signed by an Alternate need not also be signed by his appointor and, if it is signed by a Director who has appointed an Alternate, it need not be signed by the Alternate in that capacity.
17.      RECORDS OF DIRECTORS' RESOLUTIONS

17.1     The Directors shall cause a record to be made of the proceedings at every meeting of Directors, including all resolutions passed at such meetings, and shall cause such record and all resolutions passed in terms of Article 16 to be inserted in a book provided for that purpose.

17.2     Any copy of any record or resolution referred to in 17.1 which purports to be signed by any Director or the Secretary, shall be prima facie evidence of the matters stated therein.

18.      POWERS OF DIRECTORS

18.1     The management of the Company's business and its control shall be vested in the Directors who, in addition to all powers expressly conferred upon them by the Act or these Articles, may exercise all the powers and do whatever may be necessary or done by the Company;  provided that such business and/or control are not in terms of the Act or by these Articles expressly directed or required to be exercised or done by a General Meeting.

18.2     No resolution passed by a General Meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been passed.

18.3     The general powers given by 18.1 shall not be limited or restricted by any special power given to the Directors by these Articles, or any other articles of association.

18.4     The Directors may from time to time at their discretion raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company as they see fit.

18.5     The Directors may raise, or secure the repayment, of moneys borrowed by the Company in such manner and upon such terms and conditions in all respects as they think fit, and in particular may pass mortgage bonds or issue debentures or debenture stock of the Company, whether unsecured or secured by all or any part of the property of the Company, whether present or future.

18.6     The Directors may delegate (either collaterally with or to the exclusion of their own powers) to anyone any of their powers on the terms and conditions and subject to the restrictions which they deem fit and may from time to time vary or cancel any such delegation of powers.

18.7     The Directors may delegate any of their powers to a committee or committees consisting of such member or members of their body as they think fit.  Any committee so formed shall, in the exercise of the powers so delegated conform to any rules issued by the Directors from time to time.

18.8     A committee may elect a chairman of its meetings.  If no such chairman is elected, or if at any meeting the chairman is not present within 10 (ten) minutes after the time appointed for holding the same, the members present may elect 1 (one) of their number to be chairman of such meeting.

18.9     A committee may meet and adjourn as it may think fit.  Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the event of an equality of votes the chairman shall not have a casting vote, (unless the same is granted to such chairman on his election pursuant to 18.8).

18.10    The Directors may at any time by power of attorney appoint any person(s) to be the agent or attorney of the Company for such purposes and with such powers, authorities and discretions and for such periods and upon such conditions as the Directors think fit, with power of delegation and substitution, and any such appointment may be made in favour of any Company or firm or in favour of any varying body of persons.

19.      DIVIDENDS

19.1     The Directors may declare final or interim dividends as they deem fit from time to time.

19.2     A General Meeting may declare final dividends, provided that the amount thereof shall not exceed the amount recommended by the Directors.

19.3     No dividend shall be payable except out of the Company's profits which are available for the payment of that dividend.

19.4     No dividend which has been declared but not paid will bear interest against the Company.

20.      DISTRIBUTABLE RESERVES AND CAPITALISATION

20.1     The Directors may transfer from time to time to the Company's distributable reserves the amounts which they deem fit out of the Company's profits which are available for distribution as a dividend.

20.2     Any amount transferred in terms of 20.1 may be applied, in the discretion of the Directors, for any purpose to which the Company's profits may properly be applied and, pending that application, may be employed in the Company's business without being kept separate from its other assets, or may be invested.

20.3     The Directors may from time to time divide as they deem fit, any distributable reserve created in terms of 20.1 into any number of specified reserves or consolidate any or all of such reserves.

20.4     The reserves of the Company may at any time be applied in paying up Shares of the Company and in issuing such Shares to the Members in accordance with the provisions of these Articles relating to the issue of Shares. Any such Shares may be distributed among existing holders of the class of Shares to which such Shares belong pro rata to their existing holdings, or may be dealt with in such other manner as the Company or the Directors, as the case may be, may, subject to these Articles, determine.

20.5     If any difficulty arises in the issue of any Shares in terms of 20.4 the Directors may settle the same as they think expedient, and in particular they may issue certificates, fix the value for distribution of such Shares, make cash payments to any holders of Shares on the basis of the value so fixed in order to adjust rights, and vest any Shares or assets in trustees upon trust for the persons entitled to participate in such issue as may seem just and expedient to the Directors.

21.      NOTICES TO MEMBERS

21.1     A notice to a Member shall be given or served personally on him or sent to him through the post in a prepaid registered envelope addressed to him at his address as shown in the Company's Register.

21.2     Each notice posted in terms of 21.1 shall be deemed to have been served at the time it was posted.

22.      VALIDITY OF ACTS

22.1     Accidental omission to give notice of any General Meeting to any Member or the non-receipt of such notice by any Member shall not invalidate any resolution passed at any such meeting.

22.2     All acts done at any meeting of the Directors or at any executive or other committee of the
         Directors, or by any person acting as a Director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of the Director or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

22.3     No provision of these Articles and no regulation prescribed by the Company in General Meeting shall retrospectively invalidate any prior act of the Directors which would have been valid had such Article or regulation not been enacted.

23.      DIRECTOR'S INDEMNITY

23.1     Subject to the provisions of sections 247 and 248 of the Act, every Director, manager, Secretary and other officer or employee of the Company shall be indemnified and held harmless by the
         Company against, and it shall be the duty of the Directors out of the funds of the Company to pay, all costs, losses and expenses, including travelling expenses, which any such officer or employee may incur or become liable to pay by reason of any contract entered into, or any act or omission done or omitted to be done by him in the discharge of his duties or in his capacity as such officer or employee.

23.2     Subject to the provisions of the Act, no Director, manager, Secretary or other officer or employee of the Company shall be liable for any act or omission of any other officer or employee of the Company; or for joining in any receipt or other act; or for any loss or expense suffered by the Company in consequence of any absence of, or any defect in, any title to any property acquired by order of the Directors for or on behalf of the Company; or for any absence of, or defect in, any security upon which any of the moneys of the Company shall be invested; or for any loss or damage arising from the insolvency or delictual act of any person with whom any moneys, securities or assets shall be deposited; or for any loss or damage occasioned by any error of judgment or oversight on the part of such officer or employee; or for any other loss, damage or misfortune whatever which shall happen in or in relation to, the execution of his office or employment unless any of the same be attributable to his own negligence, default, breach of duty or breach of trust.

24.      PRIVATE COMPANY PROVISIONS

24.1     Notwithstanding anything to the contrary in these Articles, the Directors, in their absolute discretion and without giving any reason therefor, may refuse to register the transfer of a Share and in such event they shall give notice of such refusal to the proposed transferor and transferee within 1 (one) month after the date on which the relevant transfer form is lodged at the Office.

24.2     Under no circumstances shall the number of Members be permitted at any time to exceed 50 (fifty)
         (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were, while in such employment, and have continued after the termination of such employment to be, Members of the Company).  Where
         2 (two) or more persons hold 1 (one) or more Shares of the Company jointly they shall be treated as a single Member.

24.3     No offer shall be made to the public to subscribe for any Shares in or debentures of the Company.

25.      TRANSFERS OF SHARES

25.1     No Member shall be entitled to sell, transfer, charge, encumber, grant options over or otherwise dispose of any of its Shares or any beneficial interest in any of its Shares except in accordance with the provisions of these Articles.

25.2     The Company shall not register any transfer of Shares made in breach of the Articles; and the Shares comprised in any transfer so made shall carry no rights whatsoever unless and until, in each case, the breach is rectified.

26.      RESTRICTIONS ON TRANSFER

26.1     No Shares may be transferred to a person who is not a body corporate.

26.2     For a period of 3 (three) years from the date on which HDI becomes a Member, HDI shall not sell, transfer, charge, encumber, grant options over or otherwise dispose of any of its Shares or any beneficial interest in any of its Shares in the Company except with the prior written consent of Cinergy and the Greater Johannesburg Transitional Metropolitan Council.

27.      THE "A" SHARE

27.1     Save as expressly provided in this 27, the "A" Share shall rank pari passu with and have the rights of an Ordinary Share.

27.2     Notwithstanding the provisions of these Articles, the "A" Share shall confer as class rights upon the holder thereof, on any poll in respect of a special resolution relating to:

27.2.1        the alteration of the share capital of the Company;

27.2.2        the alteration of these Articles;

27.2.3        the alteration of the Memorandum; and

27.2.4        the voluntary winding-up of the Company by its Members,

           such number of votes as is equal to one more vote than the aggregate number of all other votes cast on such poll.

27.3     Notwithstanding the provisions of these Articles, on the vote on any special resolution referred to in 27.2, the Chairman shall be obliged to demand a vote by a poll.